Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 14, 2005, in Amendment No. 5 to the Registration Statement (Form S-11 No. 333- 126087) and related Prospectus of KBS Real Estate Investment Trust, Inc. for the registration of 280,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Irvine, California

January 6, 2006